UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): December 19, 2007 (December 19, 2007)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

 Registrant's telephone number, including area code:    (212) 287-8000

 (Former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2007 (the "Effective Date"), The Warnaco Group, Inc. ("Registrant") and Joseph R. Gromek, the Registrant’s President and Chief Executive Officer, entered into an amendment and restatement of Mr. Gromek’s employment agreement dated as of December 22, 2004.  The amended and restated employment agreement (the "Agreement") is effective December 19, 2007.  The Agreement remains substantially unchanged from the prior employment agreement except that:

•
The Agreement’s term is extended for 3 years until March 1, 2011, subject to automatic one-year renewals thereafter unless notice of termination is given at least 180 days prior to the date on which the term would otherwise expire.

•
Mr. Gromek’s cash severance upon a termination without Cause or for Good Reason (as each term is defined in the Agreement) or upon the Registrant providing notice of non-renewal of the Agreement and terminating Mr. Gromek's employment under circumstances that during the term would constitute a termination of employment without Cause, in all cases not in connection with a Change in Control (as defined in the Agreement) of the Registrant, will be a lump-sum payment equal to 1.5 times his base salary and target bonus opportunity and his welfare benefits will continue until the earlier of 18 months after termination or such earlier date he obtains equivalent coverage.  Under his prior employment agreement, Mr. Gromek was entitled to severance of base salary and target bonus and welfare benefit continuation for the remainder of the Term (but in no event more than 36 months or less than 12 months).

•
If Mr. Gromek’s employment terminates upon Retirement (defined as any voluntary termination on or after he reaches age 63 (other than for Good Reason or upon death or Disability (as each term is defined in the Agreement)), he will be entitled to:

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Continued vesting of any stock options granted on or after the Effective Date as if he had remained an employee, with any such stock options which are exercisable as of his retirement date remaining exercisable until the first anniversary of such date (or the expiration of the option’s term, if shorter) and any such stock options vesting after his retirement date remaining exercisable until the first anniversary of the vesting date (or the expiration of the option’s term, if shorter); and

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If on his retirement date less than a majority of the members of the Registrant’s Board of Directors (“Board”) are members who were members on the Effective Date, any Supplemental Award (as defined below) granted as a credit to a bookkeeping account on the Registrant’s books (“Notional Account”) shall immediately vest upon the retirement date and be paid out in January of the following year and any outstanding restricted stock or restricted stock units granted to Mr. Gromek after the Effective Date will immediately vest as of the retirement date, provided that Mr. Gromek will be restricted from selling such shares (other than to pay taxes associated therewith) until the date such stock or units would have normally vested.

•
Mr. Gromek must provide 90 days prior notice of a Retirement. Upon Retirement Mr. Gromek's non-compete obligation is extended from a period of 12 months to 24 months and the prohibition on his soliciting or hiring employees or soliciting customers of the Registrant is extended from a period of 18 months to 24 months.

•	Technical amendments were made to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (“Section 409A”).
•
In light of the impact of Section 409A, a substantive change was made in the vesting and payment of the Supplemental Award such that upon a Change in Control (as defined in the Agreement) of the Company (provided such event satisfies the definition of a change in control event under Section 409A), any Supplemental Award granted in the form of restricted stock units will vest if restricted stock granted under the Registrant’s Stock Incentive Plan also vests upon such event and any balance in the Notional Account will vest and be paid out upon such Change in Control.

            Under the Agreement, except as provided above, the basic terms of Mr. Gromek’s compensation remain the same as was in effect for 2007.  Therefore, his base salary remains at $1 million per year, with a target bonus opportunity equal to 125% of his base salary.  For each fiscal year during the term, Mr. Gromek continues to have an annual target equity opportunity with a target value on the grant date equal to no less than 100% of his total cash compensation (base salary and target bonus opportunity) and is awarded annually a supplemental award equal to 30% of his prior year’s total cash compensation (base salary and earned annual bonus) (the “Supplemental Award”).  The Supplemental Award is granted in the form of restricted stock units; provided that Mr. Gromek may elect to receive up to 50% of the value of such award as a credit to the Notional Account.  Amounts credited to the Notional Account will be credited (or debited) with the deemed positive (or negative) return based on the investment alternatives under the Registrant’s 401(k) plan selected by Mr. Gromek in advance to apply to such account.  Any Supplemental Award granted prior to April 14, 2008 will vest 50% on April 14, 2008 and 50% on Mr. Gromek’s 65th birthday, while any Supplemental Award granted on or after April 14, 2008 will cliff vest 100% on Mr. Gromek’s 65th birthday.  In addition, as noted above, the Supplemental Award granted in the form of restricted stock units will vest upon a  Change in Control  (as defined in the Agreement) of the Company (provided such event satisfies the definition of a change in control event under Section 409A) if restricted stock granted under the Registrant’s Stock Incentive Plan also vests upon such event and any balance in the Notional Account will vest and be paid out upon such Change in Control.  In all other cases, the vested portion of the Supplemental Awards is generally payable in January of the year following the year in which Mr. Gromek’s employment terminates.

Except as noted above, Mr. Gromek’s entitlements upon termination of employment remain the same.  Thus, if Mr. Gromek’s employment is terminated by the Registrant without Cause or by Mr. Gromek for Good Reason (each term as defined in the Agreement) or if the Registrant provides notice of non-renewal of the Agreement and terminates Mr. Gromek’s employment at the end of the term in circumstances that would constitute a termination without Cause, in all cases not in connection with a Change in Control (as defined in the agreement), Mr. Gromek will be entitled to (i) payment of 1.5 times base salary and target bonus opportunity, within 60 days of the termination date, (ii) a pro-rata bonus for the year of termination based on the Registrant’s performance for such year, (iii) immediate vesting of 50% of any unvested restricted stock award, (iv) two years (or the remainder of the option’s term, if shorter) to exercise vested options, (v) immediate vesting of 25% of any previously granted Supplemental Award if termination is prior to April 14, 2008 and immediate vesting of 50% of any unvested Supplemental Award if termination is on or after such date; provided that any balance in the Notional Account shall vest pro-rata based on employment during the period from April 14, 2008 through Mr. Gromek’s 65th birthday and (vi) continued participation in welfare benefit plans until the earlier of 18 months from the date of his termination and the date he obtains equivalent coverage from subsequent employment.

If Mr. Gromek’s employment terminates upon his death or Disability (as defined in the Agreement), he (or his legal representatives or estate, as the case may be) will be entitled to (i) a pro-rata bonus for the year of termination based on the Registrant’s performance for such year, (ii) a pro-rata Supplemental Award for the year of termination and (iii) immediate vesting of all outstanding equity awards and any previously granted Supplemental Award, with any vested stock options remaining exercisable for two years following the termination or the remainder of the option term, if shorter.

If Mr. Gromek’s employment is terminated by the Registrant without Cause or by Mr. Gromek for Good Reason upon or within one year following a Change in Control (as defined in the Agreement), his employment is terminated by the Registrant without Cause within 90 days prior to a Change in Control (and such termination is in connection with, or in anticipation of, such Change in Control) or if the Registrant provides notice of non-renewal of the Agreement and terminates Mr. Gromek’s employment at the end of the term in circumstances that would constitute a termination without Cause and the term expires within the one year period following a Change in Control, Mr. Gromek will be entitled to (i) three times base salary and target bonus, payable within 60 days of the termination date, (ii) a pro-rata bonus for the year of termination based on the Registrant’s performance for such year, (iii) an amount equal to 90% of the total cash compensation used to determine the value of the Supplemental Award granted immediately prior to the date of termination, payable within 60 days of the termination date, (iv) immediate vesting of all outstanding equity awards and any previously granted Supplemental Award, with vested stock options remaining exercisable for the remainder of their original terms and (v) continued participation in welfare benefit plans until the earlier of 36 months from the date of his termination and the date he obtains equivalent coverage from subsequent employment.  If any payments, benefits or entitlements provided to Mr. Gromek under the Agreement or otherwise are subject to federal excise tax as excess parachute payments and Mr. Gromek would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

If Mr. Gromek’s employment terminates upon Retirement (defined as any voluntary termination on or after he reaches age 63 (other than for Good Reason or upon death or Disability)), he will be entitled to (i) continued vesting of any stock options granted on or after the Effective Date as if he had remained an employee, with any such stock options which are exercisable as of his retirement date remaining exercisable until the first anniversary of such date (or the expiration of the option’s term, if shorter) and any such stock options vesting after his retirement date remaining exercisable until the first anniversary of the vesting date (or the expiration of the option’s term, if shorter) and (ii) if on his retirement date less than a majority of the members of the Board are members who were members on the Effective Date, the balance in the Notional Account shall immediately vest upon the retirement date and be paid out in January of the following year and any restricted stock or any Supplemental Award in the form of restricted stock units granted to Mr. Gromek after the Effective Date will immediately vest as of the retirement date, provided that Mr. Gromek will be restricted from selling such shares (other than to pay taxes associated therewith) until the date such stock or units would have normally vested.

Under the Agreement, Mr. Gromek is bound by a perpetual confidentiality covenant and is prohibited from competing with the Registrant both during employment and for 12 months following termination of employment (24 months in the case of Retirement).  Additionally, for 18 months following termination of employment (24 months in the case of Retirement) he is prohibited from soliciting or hiring employees of the Registrant and its affiliates and from soliciting its clients.

A copy of the Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference.  The description of the Agreement is qualified in its entirety by reference to the Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Amended and Restated Employment Agreement, dated as of December 19, 2007, between the Registrant and Joseph R. Gromek

 SIGNATURE

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.

Date: December 19, 2007	By:	/s/ Jay A. Galluzzo
		Name:	Jay A. Galluzzo
		Title:	Senior Vice President – Corporate Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amended and Restated Employment Agreement, dated as of December 19, 2007, between the Registrant and Joseph R. Gromek